UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (this "Agreement") is entered into as of this 29th day of May 2025, by and among iQSTEL Inc. (NASDAQ: IQST), a Nevada corporation ("Buyer"), Craig Span ("Seller"), Globetopper, LLC, a Delaware limited liability company (the "Company").

RECITALS

WHEREAS, the Seller and the Buyer have executed a Memorandum of Understanding (MOU), dated March 19, 2025, to establish the preliminary terms and mutual understanding to the negotiation and execution of a definitive agreement for the sale by Seller and purchase by the Buyer of fifty-one percent (51%) of the membership interests of the Company;

WHEREAS, the MOU provides that the parties will agree to execute a definitive agreement no later than July 1, 2025, and Seller wishes to sell to Buyer and Buyer wishes to acquire from Seller fifty-one percent (51%) of the membership interests of the Company (the "Transferred Membership Interest") on the terms and subject to the conditions set forth in this Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1

PURCHASE AND SALE

1.1               Purchase and Sale. Subject to and in reliance on the representations, warranties and agreements of Seller and Buyer herein, and subject to the terms and conditions provided in this Agreement, at the Closing Date (as defined below), Seller hereby sells, transfers, assigns, conveys and delivers to Buyer, and Buyer hereby purchases, acquires and accepts from Seller, all of Seller's right, title and interest in and to the Transferred Membership Interest, free and clear of all Encumbrances (as defined herein).

1.2              Closing and Closing Date.

a.   Between Signing and Closing: The closing of the transaction contemplated herein shall take place on the date of satisfaction of the closing conditions set forth herein (the "Closing Date"). After the date hereof and before the Closing Dateg, the Buyer shall conduct a detailed due diligence of the Company. The Seller reserves the right to terminate this Agreement without any obligation of indemnification to the Buyer in the event that any material information has been withheld from the Seller. The Buyer reserves the right to terminate this Agreement without any obligation of indemnification to the Seller in the event that any material information has been withheld from the Buyer or if Buyer discovers from due diligence that Seller has mispresented the condition of the Company.

b.  Closing Date: Upon the Closing Date, the Buyer shall assume full ownership and control of the Transferred Membership Interest. As of the Closing Date and onwards, all revenues, expenses, liabilities, and profits of the acquired entity shall be attributed to the Buyer on a prorate basis according to its 51% ownership in the Company. On the Closing Date, all necessary payments shall be deemed to have been made notwithstanding there are payments required after the Closing Date under promissory notes secured by pledge agreements, and ownership of the acquired Transferred Membership Interests shall be legally transferred to the Buyer on the Closing Date.

SECTION 2

PURCHASE PRICE

2.1               Purchase Price. The purchase price for the Transferred Membership Interest shall be the sum of (a) Seven Hundred Thousand US Dollars ($700,000) (the "Base Purchase Price") plus (b) the Earn Out Payments (as defined below) (collectively, the “Purchase Price”).

2.2               Base Purchase Price. The Base Purchase Price shall be paid to Seller as follows:

(a)                $50,000 shall be due and payable upon the execution of this Agreement;

(b)                $50,000 in cash due and payable as of the Closing Date;

(c)                $50,000 in cash due and payable thirty (30) days after the Closing Date which shall be memorialized in a promissory note and pledge agreement at Closing;

(d)                $50,000 in cash due and payable sixty (60) after the Closing Date, also to be memorialized in a promissory note and pledge agreement at Closing; and

(e)                $500,000 in the form of IQST restricted common shares of Buyer at a share price calculated at a 20% discount to the volume weighted average price (VWAP) during the five days preceding the Closing Date (the “Buyer Shares”). These shares are “restricted securities” and are subject to resale limitations under Rule 144 of the U.S. Securities Act of 1933, as amended.

(f)                 Earn Out Payment Buyer agrees to make the earn out payments to Seller (the “Earn-Out Payments”) in two payments after Closing commencing on the Effective Date (the “Earn-Out Term”) as follows:

September 30th, 2026: 50% of the positive difference, if any, between the Company’s EBITDA at the Closing Date (“EBITDA at Acquisition”) and the EBITDA of the Company twelve (12) months after the Closing Date (“EBITDA Year 1”); and

September 30th, 2027: 50% of the positive difference, if any, between the Company’s EBITDA Year 1 and the EBITDA of the Company twenty four

(24) months after the Closing Date (“EBITDA Year 2”).

2.3               The Earn-Out Payments shall be made in the form of common shares of Buyer at a share price calculated at a 20% discount to the greater of the volume weighted average price (VWAP) during (a) the five days following the close of the applicable period or (b) the five days preceding the applicable Earn- Out Payment date.

2.4               For purposes of this Section, "EBITDA" shall mean earnings before interest, taxes, depreciation, and amortization, calculated in accordance with Seller’s accounting policies consistently applied.

2.5               Earn-Out Statements. Buyer shall prepare and deliver to Seller a statement setting forth the calculation of the “EBITDA Year 1” and “EBITDA Year 2” (the “Earn-Out Statement”) within forty-

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five (45) days following the end of each applicable period during the Earn-Out Term. If Seller does not notify Buyer that it disagrees with the Earn-Out Statement within ten (10) days following delivery thereof, then the Earn-Out Statement shall be deemed final and binding and Buyer shall make prompt payment. If Seller notifies Buyer that Seller disagrees with any Earn-Out Statement and Seller and Buyer do not through good faith discussions resolve such disagreement within thirty (30) days, the dispute shall be resolved using the dispute resolution process below.

2.6               Dispute Resolution. If Seller notifies Buyer that it disputes an Earn-Out Statement pursuant to Section 2.5 above and Seller and Buyer do not reach an agreement within thirty (30) days thereafter, any unresolved dispute amounts (“Disputed Amounts”) shall be submitted for resolution to an independent certified public accounting firm based in or near Philadelphia, Pennsylvania, selected by the mutual agreement of Seller and Buyer (the “Independent Accountants”). If Seller and Buyer cannot mutually agree on the Independent Accountants, each shall select one accounting firm who shall jointly designate a third accounting firm as the Independent Accountants. Each party shall pay any fees or costs of the accounting firm it selects to jointly select the Independent Accountants. The fees and expenses of the Independent Accountants shall be paid by Seller, on the one hand, and by Buyer, on the other hand, based upon the percentage that the amount actually contested but not awarded to Seller or Buyer respectively, bears to the aggregate amount actually contested by Seller and Buyer. The Independent Accountants shall make a determination within thirty (30) days after they are engaged, and their resolution shall be conclusive and binding.

SECTION 3

CLOSING

3.1               Closing. The closing of the sale and purchase of the Transferred Membership Interest and the other transactions contemplated hereby (the "Closing") shall take place via remote exchange of signatures and documents within 3 days of the date on which the closing conditions set forth in Sections 4 and 5 below have been satisfied. The parties intend for this transaction to close on July 1, 2025 and either party may terminate the Agreement if Closing has not occurred by July 10, 2025. No further consent of or authorization by Seller shall be sought or necessary for the Closing to take place. The date on which the Closing occurs shall be referred to as the "Closing Date".

SECTION 4

CONDITIONS PRECEDENT TO CLOSING

4.1               Conditions to Buyer's Obligations. The obligation of Buyer to purchase the Transferred Membership Interest and to perform all other obligations of Buyer hereunder shall be subject to the satisfaction, at or before the Closing, of all of the following conditions precedent, any one or more of which may be waived in whole or in part in writing in the sole discretion of Buyer:

(a)                Representations and Warranties. The representations and warranties made by Seller in this Agreement shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case solely as of such earlier date.

(b)                No Breach of Covenants. Seller shall have complied with and performed all of the agreements and covenants required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date.

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(c)                Approvals. All necessary approvals and waivers, if any, shall have been obtained in form reasonably satisfactory to Buyer.

4.2               Conditions to Seller's Obligations. The obligation of Seller to sell the Transferred Membership Interest and to perform all other obligations of Seller hereunder shall be subject to the satisfaction, at or before the Closing, of all of the following conditions precedent, any one or more of which may be waived in whole or in part in writing in the sole discretion of Seller:

(a)                Representations and Warranties. The representations and warranties made by Buyer in this Agreement shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case solely as of such earlier date.

(b)                No Breach of Covenants. Buyer shall in all material respects have complied with and performed all of the agreements and covenants required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date.

(c)                Amended Operating Agreement. The Company’s Operating Agreement and any related corporate governance documents shall be amended and restated to reflect the appointment of a new Board of Directors consisting of three (3) members, with the Buyer designating two (2) members and the Seller designating one (1) member. All board decisions shall be made by majority vote. The amended documents shall also confirm that the Seller will remain as the Chief Executive Officer (CEO) of the Company and shall contain customary minority protection provisions.

SECTION 5

CLOSING DELIVERABLES

5.1               Buyer Deliverables. At the Closing, Buyer shall deliver to Seller the following:

(a)                an amended and restated operating agreement of the Company contemplating the terms and conditions agreed upon by Seller and Buyer (the “Operating Agreement”), duly executed by the Buyer;

(b)                a promissory note and related pledge agreement to secure the post-Closing payments due to Seller, duly executed by Buyer (the “Loan Documents”);

(c)                the agreements and/or documents necessary to memorialize the grant of the Buyer Shares to Seller (the “Buyer Shares Grant Documentation”) as part of the Purchase Price, duly executed by Buyer; and

(d)                such other documents as Seller may reasonably request to give effect to this

Agreement.

5.2               Seller and Company Deliverables. At the Closing, Seller and Company shall deliver to the Buyer the following:

(a)                the Operating Agreement, duly executed by the Seller;

(b)                the Loan Documents, duly executed by the Seller;

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(c)                any necessary countersignatures to the Buyer Shares Grant Documentation, duly executed by Seller; and

(d)                such other documents as the Buyer may reasonably request to give effect to this

Agreement.

SECTION 6

REPRESENTATIONS AND WARRANTIES

6.1               Representations and Warranties of Seller and Company. In order to induce Buyer to enter into this Agreement, and to consummate the transactions contemplated hereby, Seller makes the following representations and warranties to Buyer, which representations and warranties shall be true and accurate as of the Closing Date:

(a)                Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power to own property and carry on its business as it is now being conducted. Company is qualified to transact business and is in good standing in all jurisdictions in which it carries on business or in which any of its principal properties are located except where the failure to do so would not have a material adverse effect on the Company.

(b)                Seller has good, valid and marketable title to the Transferred Membership Interest free and clear of all restrictions, interests, pledges, liens, claims and encumbrances of any kind, excluding any restrictive rights pursuant to the Operating Agreement or the Company’s organizational documents and transfer restrictions arising under the Securities Act of 1933 and other applicable securities regulation (collectively, "Encumbrances").

(c)                Seller has the absolute and unconditional right to sell, assign, transfer, convey and deliver the Transferred Membership Interest to Buyer in accordance with the terms of this Agreement.

(d)                The execution and delivery of this Agreement by Seller, the performance Seller of Seller's obligations hereunder and the fulfillment of or compliance with all of the terms and conditions hereof by Seller does not and will not conflict with, breach or result in a breach of the terms, conditions or provisions of, or constitute a default under, violate or result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice to any person pursuant to any agreement, settlement, order or decree, to which Seller is a party, is subject or is bound.

(e)                Seller has full power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(f)                 This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights generally and subject to equitable principles limiting the availability of equitable remedies.

(g)                Seller is an accredited investor as defined in Rule 501 promulgated under the Securities Act of 1933, as amended, and has such knowledge and experience in finance, securities, investments, including investment in unlisted and unregistered securities, and other business matters so as to be able to protect its investment in Buyer Shares in connection with this transaction.

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6.2               Representations and Warranties of Buyer. In order to induce Seller to enter into this Agreement, and to consummate the transactions contemplated hereby, Buyer makes the following representations and warranties to Seller, which representations and warranties shall be true and accurate as of the Closing Date:

(a)                Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with corporate power to own property and carry on its business as it is now being conducted. Buyer is qualified to transact business and is in good standing in all jurisdictions in which it carries on business or in which any of its principal properties are located.

(b)                The execution and delivery of this Agreement by Buyer, the performance Buyer of Buyer's obligations hereunder and the fulfillment of or compliance with all of the terms and conditions hereof by Buyer does not and will not conflict with, breach or result in a breach of the terms, conditions or provisions of, or constitute a default under, violate or result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice to any person pursuant to any agreement, settlement, order or decree, to which Buyer is a party, is subject or is bound.

(c)                Buyer has full power and authority to enter into this Agreement and to perform Buyer's obligations hereunder and to consummate the transactions contemplated hereby.

(d)                The Buyer Shares are free from all Encumbrances other than those explicitly set forth in the Buyer Share Grant Documentation.

(e)                This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights generally and subject to equitable principles limiting the availability of equitable remedies.

SECTION 7

POST-CLOSING COVENANTS

Buyer covenants and agrees with the Seller as follows:

7.1               Capital Infusion. Buyer hereby covenants and agrees to invest an aggregate amount of up to one million two hundred thousand Dollars ($1,200,000) in the Company over a period of twenty-four (24) months following the Closing Date, to be disbursed in monthly installments of Fifty Thousand Dollars ($50,000) (each, a “Monthly Installment”), subject to the Company’s achievement of certain financial performance targets set forth in Exhibit A attached hereto (the “Quarterly Financial Targets”) and Section 7.1(a) below.

(a)                In the event the Company meets or exceeds the applicable Quarterly Financial Targets for any given quarter and/or meets or exceeds the applicable Quarterly Financial Targets based on a trailing two-quarter average, the Buyer shall make the Monthly Installments for the subsequent quarter. In the event the Company fails to meet any Quarterly Financial Target and the trailing two-quarter average falls below the Quarterly Financial Target, Buyer shall make Monthly Installments for the subsequent quarter on a pro rata basis, calculated based on the percentage of the applicable Quarterly Financial Target achieved by the Company for the preceding quarter.

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7.2               Executive Engagement. Seller shall continue to operate the Company’s business after Closing and Buyer shall not cause (or allow to be caused) the termination, suspension or demotion of Seller’s employment as Chief Executive Officer of the Company or reduce Seller’s scope of authority as the Chief Executive Officer which, at all times remain consistent with his pre-Closing scope of authority, unless expressly agreed to, in writing, by Seller, for at least two years following the Closing Date. Buyer and the Company shall compensate Seller with a reasonable salary and benefits post-Closing to be agreed upon by the parties in good faith.

SECTION 8

INDEMNIFICATION

8.1               Indemnification by Seller. Seller covenants and agrees to indemnify, defend, protect and hold harmless Buyer from, against and in respect of all costs, expenses, claims and/or damages suffered or incurred by Buyer (including, without limitation, reasonable attorney's fees, costs and expenses) resulting from or arising out of, directly or indirectly, (a) the material inaccuracy of any representation or the breach of any warranty set forth by Seller in this Agreement or in any certificate delivered by Seller in connection with the Closing and (b) the breach of any material covenant or agreement on the part of Seller set forth in this Agreement.

8.2               Indemnification by Buyer. Buyer covenants and agrees to indemnify, defend, protect and hold harmless Seller from, against and in respect of all costs, expenses, claims and/or damages suffered or incurred by Seller (including, without limitation, reasonable attorney's fees, costs and expenses) resulting from or arising out of, directly or indirectly, (a) the material inaccuracy of any representation or the breach of any warranty set forth by Buyer in this Agreement or in any certificate delivered by Buyer in connection with the Closing and (b) the breach of any material covenant or agreement on the part of Buyer set forth in this Agreement.

8.3               Indemnification Limitation. A Party shall not be entitled to be indemnified more than once for the same event, fact or circumstance. The Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 8. Each Party agrees to use reasonable commercial efforts to mitigate any loss, liability or damage which forms the basis of a claim hereunder or in connection with the transactions contemplated hereby, including responding to such claims or liabilities in the same manner as the applicable Party would respond to such claims or liabilities in the absence of the indemnification provisions of this Agreement. The aggregate amount of indemnification which may be due to Buyer by Seller pursuant to this Agreement shall not in the aggregate exceed amount equal to 10% of the Purchase Price actually received by the Seller and Seller reserves the right to satisfy any indemnification obligations hereunder by the relinquishing, at Seller’s option, an amount of Buyer Shares equivalent to the value of the indemnification claim.

SECTION 9

MISCELLANEOUS

9.1               Expenses. Except as expressly set forth herein, all legal, accounting and other costs and fees in connection with the transactions contemplated by this Agreement shall be paid for by each respective party.

9.2               Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto in respect of the matters set forth herein, and all prior negotiations, writings and understandings, written and oral, relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

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9.3               Amendment and Waiver. This Agreement may be amended or supplemented in whole or in part only by an agreement in writing making specific reference to this Agreement and executed by each of the parties hereto. Any of the terms and conditions of this Agreement may be waived in whole or in part, but only by an agreement in writing making specific reference to this Agreement and executed by the party that is entitled to the benefit thereof. The failure of any party hereto to insist upon strict performance of or compliance with the provisions of this Agreement shall not constitute a waiver of any right of any such party hereunder or prohibit or limit the right of such party to insist upon strict performance or compliance at any other time.

9.4               Binding Agreement and Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.5               Assignment. This Agreement and the rights of the parties hereunder may not be assigned by Buyer or Seller, and the obligations of Buyer and Seller hereunder may not be delegated by Buyer or Seller, in whole or in part, without the prior written consent of the other party.

9.6               Further Assurances. The parties hereto each agree to execute, make, acknowledge and deliver such instruments, agreements and other documents as may be reasonably required to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

9.7               No Third-Party Beneficiaries. Nothing in this Agreement is intended to confer any rights or remedies upon any person other than the parties hereto.

9.8               Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, provided that the communication is addressed:

(a)                If to Buyer:

300 Aragon Avenue. Suite 375

Coral Gables, Florida 33134

Attn: Leandro Iglesias - CEO

ceo@iqstel.com

(b)                If to the Seller:

1709 Waterford Way

Maple Glen, PA 19002

Attn: cspan@globetopper.com

With a copy to (with shall not constitute a notice):

Growth Counsel

Attn: Ryan Wertman

2133 Arch St Suite 200

Philadelphia, PA 19103

E-mail: ryan@growthcounsel.com

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9.9               Governing Law. This Agreement shall be construed and enforced in accordance with and shall be governed by the laws of the State of Delaware, without regard to conflicts of law principles that would apply the laws of another jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the Commonwealth of Pennsylvania, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

9.10           Specific Performance. Buyer, on one hand, and the Seller, on the other hand, shall each have the right and remedy, in addition to any others that may be available, at law or in equity, to have the provisions of this Agreement specifically enforced through injunctive or other relief, without the necessity of posting a bond.

9.11           Counterparts. This Agreement may be executed in counterparts and multiple originals, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

9.12           Interpretation. The parties hereto acknowledge that (a) they have each read this Agreement in its entirety and understand the provisions hereof, and (b) they have each obtained the advice of independent legal counsel prior to entering into this Agreement. In the event any ambiguity or question of intent or interpretation arises, or in the event of any dispute among the parties with respect to the provisions hereof, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions hereof.

9.13           Partial Invalidity. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

9.14           Attorney's Fees. If any legal action or other proceeding relating to this Agreement and the transactions contemplated hereby or the enforcement of this Agreement is brought by any party to this Agreement, the prevailing party in such action or proceeding shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

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9.15           Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

[signatures appear on following page]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Unit Purchase Agreement as of the date hereof.

BUYER:

iQSTEL Inc.

By: /s/ Leandro Iglesias

Name: Leandro Iglesias

Title: CEO

SELLER:

 /s/ Craig Span

Craig Span

COMPANY:

GLOBETOPPER LLC

By: /s/ Craig Span

Name: Craig Span

Title: CEO

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EXHIBIT A

Quarterly Financial Targets

FY-2025 - H2

Month	July		August		September		October		November		December		2025 Total
Revenue	$5.127.000	100,00%	$5.332.000	100,00%	$5.546.000	100,00%	$5.768.000	100,00%	$6.056.000	100,00%	$6.431.000	100,00%	$34.260.006	100,00%
COGS	$4.999.000	97,50%	$5.199.000	97,51%	$5.407.000	97,49%	$5.622.000	97,47%	$5.902.000	97,46%	$6.264.000	97,40%	$33.393.006	97,47%
Gross Profit	$128.000	2,50%	$133.000	2,49%	$139.000	2,51%	$146.000	2,53%	$154.000	2,54%	$167.000	2,60%	$867.000	2,53%
Operating Expenses	$93.000		$96.500		$97.000		$97.500		$108.000		$108.500		$600.500	1,75%
Platform Fee	$16.000	0,31%	$16.000	0,30%	$16.000	0,29%	$16.000	0,28%	$16.000	0,26%	$16.000	0,25%	$96.000	0,28%
Marketing/Misc. Expenses	$5.000	0,10%	$5.500	0,10%	$6.000	0,11%	$6.500	0,11%	$7.000	0,12%	$7.500	0,12%	$37.500	0,11%
Wages	$55.000	1,07%	$55.000	1,03%	$55.000	0,99%	$55.000	0,95%	$65.000	1,07%	$65.000	1,01%	$350.000	1,02%
Misc. OPEX	$17.000	0,33%	$20.000	0,38%	$20.000	0,36%	$20.000		$20.000	0,33%	$20.000	0,31%
EBITDA	$35.000		$36.500		$42.000		$48.500		$46.000		$58.500		$266.500	0,78%

FY-2026

Month	January		February		March		April		May		June
Revenue	$6.527.465	100,00%	$6.625.377	100,00%	$6.724.758	100,00%	$6.825.629	100,00%	$6.928.013	100,00%	$7.031.934	100,00%
COGS	$6.348.612	97,26%	$6.443.842	97,26%	$6.540.499	97,26%	$6.638.607	97,26%	$6.738.186	97,26%	$6.839.259	97,26%
Gross Profit	$178.853	2,74%	$181.535	2,74%	$184.258	2,74%	$187.022	2,74%	$189.828	2,74%	$192.675	2,74%
Operating Expenses	$137.467	2,11%	$139.281	2,10%	$141.123	2,10%	$142.992	2,09%	$144.890	2,09%	$146.816	2,09%
Platform Fee	$16.500	0,25%	$16.500	0,25%	$16.500	0,25%	$16.500	0,24%	$16.500	0,24%	$16.500	0,23%
Marketing/Misc. Expenses	$10.000	0,15%	$10.150	0,15%	$10.302	0,15%	$10.457	0,15%	$10.614	0,15%	$10.773	0,15%
Misc. OPEX	$11.097	0,17%	$11.263	0,17%	$11.432	0,17%	$11.604	0,17%	$11.778	0,17%	$11.954	0,17%
Wages	$99.870	1,53%	$101.368	1,53%	$102.889	1,53%	$104.432	1,53%	$105.998	1,53%	$107.589	1,53%
EBITDA	$41.386	0,63%	$42.254	0,64%	$43.135	0,64%	$44.030	0,65%	$44.938	0,65%	$45.859	0,65%

Month	July		August		September		October		November		December		2026 Total
Revenue	$7.137.413	100,00%	$7.244.474	100,00%	$7.353.141	100,00%	$7.463.438	100,00%	$7.575.390	100,00%	$7.689.020	100,00%	$85.126.052	100,00%
COGS	$6.935.067	97,16%	$7.039.093	97,16%	$7.144.679	97,16%	$7.251.850	97,17%	$7.360.627	97,16%	$7.471.037	97,17%	$82.751.358	97,21%
Gross Profit	$202.346	2,84%	$205.381	2,84%	$208.462	2,84%	$211.588	2,83%	$214.762	2,83%	$217.984	2,84%	$2.374.694	2,79%
Operating Expenses	$145.202	2,03%	$147.132	2,03%	$149.092	2,03%	$151.081	2,02%	$153.099	2,02%	$155.148	2,02%	$1.753.323	2,06%
Platform Fee	$16.500	0,23%	$16.500	0,23%	$16.500	0,22%	$16.500	0,22%	$16.500	0,22%	$16.500	0,21%	$198.000	0,23%
Marketing/Misc. Expenses	$10.934	0,15%	$11.098	0,15%	$11.265	0,15%	$11.434	0,15%	$11.605	0,15%	$11.779	0,15%	$130.411	0,15%
Misc. OPEX	$11.777	0,17%	$11.953	0,16%	$12.133	0,17%	$12.315	0,17%	$12.499	0,16%	$12.687	0,17%	$142.492	0,17%
Wages	$105.990	1,48%	$107.581	1,49%	$109.194	1,48%	$110.832	1,48%	$112.495	1,49%	$114.182	1,49%	$1.282.420	1,51%
EBITDA	$57.144	0,80%	$58.249	0,80%	$59.370	0,81%	$60.508	0,81%	$61.663	0,81%	$62.835	0,82%	$621.371	0,73%

12

FY-2027 - H1

Month	January		February		March		April		May		June		2027 H1 Total
Revenue	$7.800.895	100,00%	$7.914.398	100,00%	$8.029.553	100,00%	$8.146.383	100,00%	$8.264.912	100,00%	$8.385.167	100,00%	$48.541.308	100,00%
COGS	$7.579.554	97,16%	$7.689.647	97,16%	$7.801.339	97,16%	$7.914.653	97,16%	$8.029.614	97,15%	$8.146.244	97,15%	$47.161.051	97,16%
Gross Profit	$221.341	2,84%	$224.751	2,84%	$228.214	2,84%	$231.730	2,84%	$235.298	2,85%	$238.923	2,85%	$1.380.257	2,84%
Operating Expenses	$155.879	2,00%	$156.245	1,97%	$156.617	1,95%	$162.813	2,00%	$163.195	1,97%	$163.584	1,95%	$958.333	1,97%
Platform Fee	$16.500	0,21%	$16.500	0,21%	$16.500	0,21%	$16.500	0,20%	$16.500	0,20%	$16.500	0,20%	$99.000	0,20%
Marketing/Misc. Expenses	$11.935	0,15%	$12.109	0,15%	$12.285	0,15%	$12.464	0,15%	$12.645	0,15%	$12.829	0,15%	$74.267	0,15%
Wages	$114.182	1,46%	$114.182	1,44%	$114.182	1,42%	$120.000	1,47%	$120.000	1,45%	$120.000	1,43%	$702.546	1,45%
Misc. OPEX	$13.262	0,17%	$13.454	0,17%	$13.650	0,17%	$13.849	0,17%	$14.050	0,17%	$14.255	0,17%	$82.520	0,17%
EBITDA	$65.462	0,84%	$68.506	0,87%	$71.597	0,89%	$68.917	0,85%	$72.103	0,87%	$75.339	0,90%	$421.924	0,87%

13